SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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/ /	Definitive additional materials
/ /	Soliciting material pursuant to Rule 14(a)-11(c) or Rule 14a-12

NetSol Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

Board of Directors of NetSol Technologies, Inc.
(Name of Person(s) Filing Proxy Statement)

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NetSol Technologies, Inc. 23901 Calabasas Road, Suite 2072 Calabasas, CA 91302

NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197

December 31, 2003

To Our Stockholders:

The year 2003 has been a significant turnaround year for all aspects of the company. We would like to begin this letter by thanking our dedicated employees, staunch NetSol stockholders and loyal customers.

Information technology outsourcing is a proven business model built on recurring revenue streams and costs leveraged across multiple customers. Over the last several months we have recognized considerable growth from our existing base of customers and have expanded this base with prestigious names such as DCD Group, CapitalStream, Inc., DaimlerChrysler, New Zealand, and three large financial institutions including United Kingdom-based Habib Allied International Bank PLC. Information technology (IT) outsourcing has proven to be one of the bright spots in the IT services industry, resulting in our achieving double digit increases in revenue over the past two quarters.

Economic pressures have driven more companies to outsource major elements of their IT operations, particularly application development and technology consulting. NetSol has capitalized on this market trend by providing an off-shore development model at costs well below those of companies located in India, Europe and the United States. Our customers have found that by working with NetSol they gain the financial and operational benefits of an organization that understands the complexities of their industry and produces high quality products on time, every time. This capability is possible through our achieving the Carnegie Mellon Software Engineering Institute Level 3 Capability Maturity Model ranking. This achievement entailed 18 months of intense work by our Lahore, Pakistan, development group and indicates that our organizational infrastructure will consistently produce enhanced product and software processes resulting in faster project turnaround and a shortened time-to-market. We expect to achieve a Level 4 ranking by June 2004.

To maintain our growth trend and to penetrate new markets, we have adapted a dynamic growth strategy by pulling from new and existing customers as well as growth through accretive acquisitions. Greater mass allows costs to be distributed across a larger customer base, which improves operating margins and further reduces our sales and general and administrative costs as a percentage of revenue.

Over the past several months we have acquired two companies, one in the United Kingdom, Pearl Treasury Systems Ltd., and one in the United States, Altvia Technologies. Pearl Treasury Systems, with its ability to seamlessly handle foreign exchange and money market trading, trading in derivative products, risk management and credit control, promises to be a tremendous success within financial institutions where individual deal values are in the range of $10 million to over $1 billion. Pearl Treasury Systems is moving into a controlled beta site in the beginning of June 2004. Our second acquisition, Altvia Technologies, providing custom application and database development, along with knowledge management and content management, to a variety of vertical markets, has added to our top and bottom line with customers such as INMED Child Health and Education, Center for International Private Enterprise, and the Telecommunications Industry Association.

In addition to the acquisition of Pearl Treasury Systems and Altvia Technologies, we have engaged United Kingdom-based Langham Capital Ltd., a company specializing in IT mergers and acquisitions of Indian companies, to work with Maxim Group, a New York-based investment banking firm, to seek acquisition opportunities both within India and the United States. We expect to announce an accretive acquisition in the near future as we believe that achieving critical mass through internal growth and acquisition is the key to our becoming a profitable company.

We feel strongly that the relationships and partnerships recently established with well-known companies such as Hyundai Information Technology and Intel Pakistan should provide significant revenue growth over the next twelve to eighteen months. These relationships have already presented NetSol with several long-term prospects. Through our relationship with Intel Pakistan we had the opportunity to attend the Asia Pacific Forum held in Shenzen, China, where we were the sole representative in the Asset Based Solutions sector. We are carefully evaluating our potential market in China’s rapidly growing economy.

Our initial partnership with Hyundai Information Technology has developed into a joint venture agreement under which Hyundai and NetSol will work as a team on all infrastructure development projects within Pakistan. The joint venture positions Hyundai and NetSol to win a major share of mission critical government funded projects. Pakistan is enjoying tremendous growth and its governing body has been charged with building a solid technology infrastructure to support education, public sector automation, railways and the country’s armed forces.

We also expect growth through diversification and, in August, we entered into an agreement with The Akhter Group, a recognized provider of managed Internet services, local area networks and wide area networks, as well as metropolitan area networks within the United Kingdom. Akhter purchased a minority percentage ownership of NetSolConnect, our Internet Service Provider based in Pakistan. Akhter’s initial step was the launch of a broadband infrastructure in Karachi, the largest business hub in Pakistan. This infrastructure, under development, will provide a 155MB backbone and a 5MB broadband to customer premises using a proprietary broadband technology and an infrastructure consisting of 20 hubs. We expect additional rollouts of the hubs to Karachi, Lahore, and Islamabad within the next 12 to 18 months. Pakistan presents an untapped market providing our new company, NetSol-Akhter, significant opportunities as the broadband communications project grows into a network providing data, voice, video and other multi-media services to major cities within Pakistan.

NetSol has worked diligently to improve its fundamentals. We have successfully reduced operating costs, our last three quarters have shown noteworthy revenue growth over comparable periods, our gross profit margins continue to show marked improvement, and our balance sheet has been significantly strengthened. Our hard work was recognized by our stockholders and the investment community when we received overwhelming support for a reverse split of our common stock initiated to maintain our Nasdaq listing. The reverse split was very successful with our stock maintaining an average appreciation of between of 30 to 35 percent when compared to the pre-split price of $0.46. We fully expect our stock price to appreciate as we maintain our momentum and finish our fiscal year ending June 30, 2004, with a significant increase in revenue. Revenue obtained from our partnerships or through the acquisition of companies with complementary services and clients will only accelerate our revenue growth and assist in achieving our goal to become a profitable company.

We encourage you to vote your proxies or attend the annual meeting of stockholders on March 12, 2004. Together we will continue to build a company that increases in value while maintaining its stellar reputation as a leading software developer and provider of information technologies on a worldwide basis.

All of us here at NetSol thank you for your support.

Sincerely,

Naeem Ghauri	Najeeb Ghauri
Chief Executive Office	Chairman of the Board

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of NetSol Technologies, Inc. to be held on March 12, 2004 at 10:00 a.m. local time at 23901 Calabasas Road, Suite 2072, Calabasas, California.

For overnight accommodations, the Hilton Garden Inn, telephone (818) 591-2300, address 24150 Park Sorrento, Calabasas, 91302, is within walking distance of the Company’s offices. Other hotels near by are: Radisson Hotel, telephone (818) 707-1220, address 30100 Agoura Road, Agoura Hills, 91301; Hilton & Towers, Woodland Hills, 6360 Canoga Ave. Woodland Hills, Telephone (818) 595-1000.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

This is your opportunity as a shareholder to exercise your vote in the best interests of your Company. Your board is recommending a number of new proposals to be voted upon in the annual meeting. Eight new directors are being nominated for elections and three new proposals are being submitted for voting. Your board recommends that you vote in favor of each of the nominees and vote ‘For’ on each of the proposals.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy card in the postage paid envelope as soon as possible.

This has been another challenging year in the Company’s history. NetSol has survived a number of unforeseen events during the year. We are looking forward to the next fiscal year as a period to rebuild the Company. Your participation in the annual meeting, via proxy or in person, is important and allows you a voice in determining the future of your Company. We will also report on the activities of the Company, and you will have an opportunity to submit questions or comments on matters of interest to shareholders generally.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Naeem Ghauri
Chief Executive Officer

NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held March 12, 2004. To The Stockholders of NetSol Technologies, Inc.:

     The Annual Meeting of Stockholders of NetSol Technologies, Inc. (the “Company”) will be held on March 12, 2004 at 10:00 a.m. local time at the Company’s headquarters located at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

1.	To elect directors, each to hold office for a term of one year ending in 2005 or when their successors are elected.

2.	To ratify the appointment of Kabani & Company, Inc. as the Company’s independent auditors for fiscal year 2003.

3.	To ratify the 2003 Employee Stock Option Plan.

          Only stockholders of record as shown on the books of the Company at the close of business on January 15, 2004 the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

By order of the Board of Directors
NetSol Technologies, Inc.

Salim Ghauri
PRESIDENT

December 31, 2003
Calabasas, California

          TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

NetSol Technologies, Inc.
23901 Calabasas Road Suite 2072
Calabasas, CA 91302

PROXY STATEMENT GENERAL INFORMATION
(Proposal No. One) ELECTION OF DIRECTORS
(Proposal No. Two) RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 2003-2004
(Proposal No. Three) PROPOSED ADOPTION OF THE 2003 STOCK OPTION AND AWARD PLAN
EXHIBIT 99.1

PROXY STATEMENT GENERAL INFORMATION

SOLICITATION OF PROXIES

     This Proxy Statement is furnished to holders of the common stock, par value $.001 per share, of NetSol Technologies, Inc., a Nevada corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on March 12, 2004, at 10:00 a.m. local time at the Company’s headquarters located at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Annual Meeting has been called for the purpose of the following:

1.	To elect directors, each to hold office for a term of one year ending in 2005 or when their successors are elected.

2.	To ratify the appointment of Kabani & Company, Inc. as the Company’s independent auditors for fiscal 2004.

3.	To ratify the 2003 Employee Stock Option Plan.

The board will consider such other matters as may properly come before the Annual Meeting.

     Preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy to stockholders of record as of the close of business on January 15, 2004, will make solicitations of proxies. These materials are expected to be first mailed to stockholders on or about February 12, 2004. The cost of making the solicitation includes the cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy and the payment of charges made by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to stockholders. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

     A stockholder giving a proxy on the enclosed form may revoke it at any time prior to the actual voting at the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person or by filing a new written appointment of a proxy with an officer of the Company. The revocation of a proxy will not affect any vote taken prior to the revocation. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxies intend to vote the shares represented thereby to approve Proposals No. 1 through 4 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

VOTING AT THE MEETING

     Only stockholders of record at the close of business on January 15, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of Common Stock is entitled to one vote on the matters to be presented at the Annual Meeting.

     A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. “Broker nonvotes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Nevada law, the effect of broker nonvotes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority.

     A list of those stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting for examination by any stockholder at the Company’s principal executive offices, 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302, and at the Annual Meeting.

(Proposal No. One)

ELECTION OF DIRECTORS

GENERAL INFORMATION

     The Bylaws of the Company provide that the Company is authorized to have up to nine directors, and that stockholders will elect the directors of the Company at each annual meeting. Directors are elected to serve a one-year term. Directors being elected at the Annual Meeting will serve until the Company’s next annual meeting of stockholders, or until their successors have been duly elected and qualified. The Board of Directors does not contemplate that any of the persons it will nominate will be unable or unwilling to serve as a director. However, if that should occur, the Board of Directors reserves the right to name a substitute nominee at the Annual Meeting and persons named as proxies may exercise their discretion to vote for such nominee.

The board is currently comprised of nine members.

     The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker nonvotes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

INFORMATION REGARDING NOMINEES

          All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The stockholders have previously elected all director candidates, except Mr. Randeree. The name, age, business experience and offices held by each director nominee are as follows:

Name and Age	Director Since	Position with the Company

Najeeb U. Ghauri (49)	1997	Director, Chairman, CFO, Secretary

Irfan Mustafa (52)	1997	Director

Salim Ghauri (48)	1999	President, Director

Naeem Ghauri (46)	1999	Chief Executive Officer, Director

Eugen Beckert (56)	2001	Director

Jim Moody (61)	2001	Director

Shahid Burki (65)	2003	Director

Shabir Randeree (44)	2003	Director

     NAJEEB U. GHAURI has been a Director of the Company since the inception of the Company in 1997. Mr. Ghauri served as the Company’s CEO from 1999-2001. Currently, he is the Chief Financial Officer, Secretary and Chairman of the Board. During his tenure as CEO, Mr. Ghauri was responsible for managing the day-to-day operations of the Company, as well as the Company’s overall growth and expansion plan. As the CFO of the Company, Mr. Ghauri seeks financing for the Company as well as oversees the day-to-day financial position of the Company. In 2003, Mr. Ghauri brought Maxim Group to conduct a private offering and raise of capital for the Company. In August 2003, Mr. Ghauri was instrumental in maintaining the Company’s NASDAQ listing by facilitating the reverse split of NetSol’s stock. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (“ARCO”), a Fortune 500 company, from 1987-1997. Mr. Ghauri received his Bachelor of Science degree in Management/Economics from Eastern Illinois University in 1979, and his M.B.A. in Marketing Management from Claremont Graduate School in California in 1983. Mr. Ghauri is the Chairman of the Board of Directors and a member of the Compensation and Audit Committees.

     IRFAN MUSTAFA has been a Director of NetSol since the inception of the Company in March 1997. Mr. Mustafa has an M.B.A. from IMD (formerly Imede), Lausanne, Switzerland (1975); an M.B.A. from the Institute of Business Administration, Karachi, Pakistan (1974); and a B.S.C. in Economics, from Punjab University, Lahore, Pakistan (1971). Mr. Mustafa began his 14-year career with Unilever, Plc where he was one of the youngest senior management and board members. Later, he was employed with Pepsi International from 1990 to 1997 as a CEO in Pakistan, Bangladesh, Sri Lanka and Egypt. He spent two years in the US with Pepsi in their Executive Development Program from 1996-97. Mr. Mustafa was relocated to Dubai as head of TRICON (now YUM Restaurant Services Group, Inc.) Middle East and North African regions. Pepsi International spun off TRICON in 1997. Mr. Mustafa has been a strategic advisor to NetSol from the beginning and has played a key role in every acquisition by the company. His active participation with NetSol management has helped the Company to establish a stronger presence in Pakistan. Mr. Mustafa is a member of NetSol’s Compensation and Audit Committees.

     SALIM GHAURI has been with the Company since 1999 as the President and Director of the Company. Mr. Ghauri is also the CEO of Network Technologies (Pvt.) Ltd., (F/K/A/ Network

Solutions (Pvt.) Ltd.), a wholly owned subsidiary of the Company located in Lahore, Pakistan. Mr. Ghauri received his Bachelor of Science degree in Computer Science from University of Punjab in Lahore, Pakistan. Before Network Technologies (Pvt.) Ltd., Mr. Ghauri was employed with BHP in Sydney, Australia from 1987-1995, where he commenced his employment as a consultant. Mr. Ghauri was the original founder of Network Technologies (Pvt.) Ltd. in Pakistan, founded in 1996. Built under Mr. Ghauri’s leadership Network Technologies (Pvt.) Ltd. gradually built a strong team of IT professionals and infrastructure in Pakistan and became the first software house in Pakistan certified as ISO 9001. In 2003, Mr. Ghauri was instrumental in the Company’s ability to achieve Carnegie Mellon Software Engineering Institute Level 3 Capability Maturity Model ranking. In addition, Mr. Ghauri was the force behind partnerships recently established with well-known companies such as Hyundai Information Technology, Intel Pakistan and DaimlerChryler New Zealand as well as many others.

     NAEEM GHAURI is the Company’s current CEO. Mr. Ghauri has been a Director of the Company since 1999. Mr. Ghauri took over the position of CEO in August 2001 to date. During his tenure as CEO, Mr. Ghauri was the force behind the acquisition of Pearl Treasury Systems and Altvia Technologies. In addition, Mr. Ghauri brought DCD Group to invest in NetSol and a few short months later became a customer of the Company. The relationship with United Kingdom-based Habib Allied International Bank PLC., was also as a result of Mr. Ghauri’s efforts. Prior to his position as CEO of NetSol, Mr. Ghauri served as the Managing Director of NetSol (UK) Ltd., a wholly owned subsidiary of the Company located in Milton Keys, England from 1999-2001. Mr. Ghauri was responsible for the launch of NetSolConnect in Pakistan. Prior to joining the Company, Mr. Ghauri was Project Director for Mercedes-Benz Finance Ltd., a subsidiary of Daimler-Chrysler, Germany from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysis and users in nine European Countries. Mr. Ghauri earned his degree in Computer Science from Brighton University, England.

     EUGEN BECKERT, was appointed to the Board of Directors in August 2001 to fill a vacancy and elected at the annual meeting of shareholders in 2002. A native of Germany, Mr. Beckert has been with Mercedes-Benz AG/Daimler Benz AG since 1973, working in technology and systems development. In 1992 he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. In 1996 he was appointed director of Processes and Systems (CIO) for Financial Services of Daimler Chrysler in Asia-Pacific. His office is now based in Tokyo, Japan. Mr. Beckert is a member of the Compensation Committee.

     JIM MOODY, was appointed to the Board of Directors in 2001. Congressman Moody served the United States Congress from 1983-1993 where he was a member of the Way & Means, Transportation and Public Works committees. Congressman Moody also served on the subcommittees of Health, Social Security, Infrastructure and Water Resources. After his tenure with the U.S. Congress, he was appointed as the Vice President and Chief Financial Officer of International Fund for Agriculture Development in Rome, Italy from 1995-1998 where he was responsible for formulating and administering $50 million operating budget in support of $500 million loan program as well as managing a $2.2 billion reserve fund investment portfolio. From 1998-2000, Congressman Moody served as the President and CEO of InterAction, a coalition of 165 U.S. based non-profit organizations in disaster relief, refugee assistance and economic development located in Washington, D.C. From April 2000 to present, Congressman Moody serves as a Financial Advisor to Morgan Stanely in Alexandria, VA where he is responsible for bringing institutional, business and high net-worth individual’s assets under management. Congressman Moody also represents Morgan Stanley on the ATC Executive Board. Congressman Moody

received his B.A. from Haverford College; his M.P.A. from Harvard University and his Ph.D. in Economics from U.C. Berkeley. Mr. Moody is a member of the Compensation and Audit Committees.

     SHAHID BURKI was appointed to the Board of Directors in 2003. Mr. Burki has completed a distinguished career with World Bank at various positions from 1974 to 1999. He was a Director of Chief Policy Planning with World Bank from 1974-1981; he was also a Director of International Relations from 1981-1987. Mr. Burki served as Director of China Development from 1987-1994 and Vice President of Latin America with World Bank from 1994-1999. During this period he was invited by the government of Pakistan to serve as the Finance Minster of Pakistan from 1996-1997. Mr. Burki also served as the CEO of the Washington based firm EMP Financial Advisors from 1999-2002. Presently, he is the Chairman of Pak Investment & Finance Corporation. Mr. Burki has had a distinguished academic background. He earned the most coveted Rhodes scholarship at Oxford University in 1963. Mr. Burki has a M.A. Honors in Economics at Oxford in 1963. He also earned a Masters of Public Administration from Harvard University in 1968. Most recently he attended Harvard Business School and completed an Executive Development Program in 1998. Being a prominent economist and banker, he has authored a number of books including: China’s Commune (published by Harvard in 1969) and Accelerated Growth in Latin America (published by World Bank in 1998). Mr. Burki is a member of the Audit and Compensation Committees.

     SHABIR RANDEREE, was appointed to the Board of Directors in February 2003. Mr. Randeree is a Group Managing Director of DCD London and Mutual Plc, a position he has held since 1990. DCD L&M is the UK arm of the DCD Group. The DCD Group, with offices in the UK, United States, UAE, India and South Africa has core businesses in finance, property and investments. From 1988 to 1990, Mr. Randeree served as Managing Director of Warranty Limited, a business initiated to provide an alternate approach to international trade finance and real estate investments in the U.K. From 1986 to 1988, Mr. Randeree was Sales and Financial Director of Dominion Clothing Distributors Limited. Mr. Renderee received his B.A. in 1984 in Accounting and Finance from Kingston University in Surrey and his MBA in 1985 from Schiller International University in London. Mr. Renderee is a director of various U.K. companies including: Bradensbury Park Hotel Ltd.; Collins Leisure Ltd.; DCD Factors PLC; DCD Properties Ltd.; Pelham Incorporated Ltd.; Redbush Tea Company Ltd.; Wimbledon Bear Company Ltd.; Tarhouse Management Ltd.; Thornbury Estates Ltd.; and; the Support Store Ltd. He is a trustee and advisor to various educational trusts and Director of Albarka Bank Limited of South Africa.

     Messrs. Najeeb Ghauri, Salim Ghauri and Naeem Ghauri are brothers.

BOARD MEETINGS AND BOARD COMMITTEES

       The Company has a compensation committee and an audit committee. The audit committee had one meeting and compensation committee had two meetings during fiscal year 2003. The Company’s board of directors had four meetings during fiscal year 2003.

       Our audit committee consists of three members of which one is independent as defined by NASDAQ’s standards for audit committee independence. The compensation committee consists of three members of which one is independent as defined by NASDAQ’s standards. NASDAQ’s listing standards require all members of NetSol’s audit committee to be independent by no later than July 31, 2005. It is the Company’s intention to comply with these standards, as soon as practicable, but certainly no later than the compliance deadline.

       In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and a standing Compensation Committee. The Board of Directors has no standing nominating committee or any committee performing the functions of a nominating committee. However, the Board has authorized the creation of a Corporate Governance and Nominating Committee which will be responsible for creating and implementing the Company’s corporate governance policies, recommending appropriate Board and Board Committee structures and membership establishing procedures for the director nomination process and recommending nominees for election to the Board and Board Committees. Although no formal procedures for shareholder nominations to the Board currently exist, the Corporate Governance and Nominating Committee will also be responsible for recommending procedures which will permit shareholders to make recommendations of nominees to act as directors on the Board. The members of the Corporate Governance and Nominating Committee will qualify as “independent directors” as that term is defined by the listing standards of NASDAQ. It is anticipated that this Committee will become effective immediately after the Annual Meeting and that the charter for the Corporate Governance and Nominating Committee will be available to the Company’s stockholders at the time the committee is established on the Company’s web sites at www.netsoltek.com. Prior to the establishment of the Corporate Governance and Nominating Committee nominations for directorships were made by the following directors: Jim Moody, Javed Burki, Salim Ghauri, Naeem Ghauri and Najeeb Ghauri.

       While the Company does not have a standing nominating committee and the Company does not rely on a fixed set of qualifications for director nominees, the primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that is aligned with our strategic needs. The minimum qualifications for director nominees is that they (i) be able to dedicate the time and resources sufficient for the diligent performance of the duties required of a member of the Board of Directors, (ii) not hold positions that conflict with their responsibilities to NetSol, and (iii) comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws or regulations. The Company further evaluates nominees for director, including nominees recommended by stockholders, by considering an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria as they may contribute to NetSol’s success. This evaluation is performed in light of what skill set and other characteristics would most complement those of the current directors, including the diversity, age, skills and experience of the Board as a whole. With respect to identifying potential candidates, the Committee does not foreclose any sources.

       While we do not have a formal policy regarding the consideration of director candidates recommended by shareholders, the bylaws of the Company provides a procedure for consideration of shareholder proposals at the annual meeting. As part of the institution of the Corporate Governance and Nominating Committee, the board plans to adopt procedures to provide a more accessible opportunity for shareholders to participate in the board candidate nominating process. The board believes that the adoption of such a policy is appropriate for providing meaningful participation by shareholders and that the absence of such a policy is not appropriate as it does not provide meaningful participations.

       The bylaws of the Company currently permit shareholders to submit proposals for consideration at the annual shareholders meeting provided that such stockholders provide a timely notice in writing to the Corporate Secretary of the Company. To be timely the Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which ever first occurs.

       To be in proper written form, a Stockholder’s notice to the Secretary must set forth as to each matter such Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such Stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iv) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (v) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

       Mr. Burki and Mr. Randeree were recommended as a nominee for the board of directors by the Chairman of the Board, Chief Financial Officer and Chief Executive Officer of the Company. The Company does not pay any third party to identify or evaluate potential nominees. While Mssrs. Burki and Randeree, by virtue of being recommended by the management of the Company, were also nominated by a group of shareholders holding a total of 11.44% of the issued and outstanding stock of the Company; however, this nomination was recommended by the individuals in their role as management of the Company and not as shareholders of the Company.

EXECUTIVE COMPENSATION

       GENERAL. The Compensation paid to the Company’s executive officers is administered by the Board of Directors and consists of base salaries, annual bonuses and, awards made pursuant to the Company’s Incentive Plan. The following table summarizes the total compensation for each of the last three fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer and four most highly compensated executive officers of the Company (other than the Chief Executive Officer) who were serving as executive officers at the end of Fiscal 2003 (the “Named Executive

Officers”). At this time, the Company does not have a company-sponsored 401(k) retirement salary plan that is available to its employees.

SUMMARY COMPENSATION TABLE

				Long Term Compensation
		Annual
		Compensation(1)		Long Term	Securities
Name and Principal				Compensation Awards (2)	Underlying Options/
Position	Fiscal Year Ended	Salary	Bonus	Restricted Stock Awards(3)	SARs (4)

Najeeb U. Ghauri, Chief Financial Officer,	2003	$120,000	-0-	-0-	7,223	(11) (1,445 (12))
Secretary, Chairman, Director					20,000	(11) (4,000 (12))
	2002	$100,000	-0-	-0-	100,000	(11) (20,000 (12))
					4,000	(5) (800(12))
					5,000	(8) (1,000 (12))
	2001	$100,000	-0-	-0-	20,000	(6)(10) (5,000 (12))
					30,000	(7) (6,000(12))
					30,000	(7) (6,000 (12))
Naeem Ghauri, CEO, Director	2003	$125,000	-0-	-0-	10,000	(9) (2,000 (12))
					20,000	(9) (5,000 (12))
	2002	$100,000	-0-	-0-	74,334	(9) (14,867 (12))
					5,000	(8) (1,000 (12))
					4,000	(5) (800(12))
					30,000	(7) (5,000 (12))
	2001	$125,000	-0-	-0-	30,000	(7) (5,000 (12))
Salim Ghauri, President, Director	2003	$100,000	-0-	-0-	20,000	(13) (4,000 (12))
					100,000	(13) 20,000 (12))
	2002	$100,000	-0-	-0-	4,000	(5) (800 (12))
					5,000	(8) (1,000 (12))
					30,000	(7) (6,000(12))
	2001	$100,000	-0-	-0-	30,000	(7) (6,000 (12))

(1)  No officers received or will receive any bonus or other annual compensation other than salaries during fiscal 2004, nor any benefits other than those available to all other employees that are required to be disclosed. These amounts are not inclusive of automobile allowances, where applicable.

(2)  No officers received or will receive any long-term incentive plan (LTIP) payouts or other payouts during fiscal 2003.

(3)  All stock awards are shares of Common Stock of the Company.

(4)  All securities underlying options are shares of Common Stock of the Company. The Company has not granted any stock appreciation rights. No options were granted in the named executive officers in fiscal year 2003. Options are reflected in post-reverse split numbers. All options are currently exercisable or may be exercised within sixty (60) days of the date of this annual report.

(5)  Includes options to purchase 4,000 shares of Common Stock of the Company granted to each Director of the Company for the 1999-2000 term at an exercise price of $27.50, which vested at the end of the 1999-2000 term. Options must be exercised within five years after the September 1999 date of grant.

(6)  Includes options to purchase 20,000 shares of Common Stock of the Company granted to Najeeb Ghauri as an officer of the Company in February 2000 with an exercise price of $105.00 per share, exercisable immediately from the date of grant. The options must be exercised within five years from the date of grant.

(7)  Includes options to purchase 30,000 shares of Common Stock of the Company granted under the Employment Contract between the Company and Employee at an exercise price of $12.90, vesting in April 2000; and additional options to purchase 30,000 shares of Common Stock of the Company granted under the Employment Contract between the Company and Employee at an exercise price of $17.90, vesting in April 2001.

(8)  In fiscal year 2001, the Directors received options to purchase 5,000 shares of common stock of the Company under the Incentive and Nonstatutory Stock Option Plan. The options vest at the end of the director’s term in December 2001, with an exercise price of $27.50. These options were granted in October 2001.

(9)  10,000 options to purchase shares of common stock of the Company with an exercise price of $0.75 were granted on February 16, 2002 with 25% vesting each quarter. 74,334 options to purchase shares of common stock of the Company were granted to the Executive on February 16, 2002, with an exercise price of $1.25, vesting 25% each quarter. The options expire 24 months from the date of grant.

(10)  Such options have been forfeited or cancelled.

(11)  Includes options to purchase 7,223 shares of common stock with an exercise price of $0.75, vesting 25% each quarter from the date of grant of February 16, 2002 issued as compensation, expiring 24 months from the date of grant. Includes options to purchase 20,000 shares of common stock with an exercise price of $2.50 issued as compensation, vesting 25% each quarter from the date of grant of February 16, 2002. These options expire 24 months from the date of grant. Includes options to purchase 100,000 shares of common stock with an exercise price of $2.50, vesting 25% each quarter from the date of grant.

(12)  The number of securities underlying options or shares held as adjusted post 5-1 reverse split.

(13)  Includes options to purchase 20,000 shares of common stock with an exercise price of $2.50, vesting 25% each quarter from the date of grant of February 16, 2002. Includes options to purchase 100,000 shares of common stock with an exercise price of $1.25, vesting 25% each quarter from the date of grant.

       OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning each exercise of a stock option during the fiscal year ended June 30, 2003 by each of the Named Executives and the number and value of unexercised options granted by the Company held by each of the Named Executives on June 30, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Number of
			Unexercised	Value of unexercised
			Options/SARs at	in-the-money at fiscal
			fiscal year end (##)	year end
	Shares Acquired on		Exercisable (2) /	($)Exercisable (2) /
Name	Exercise (#)	Value Realized (1) ($)	Unexercisable	Unexercisable

Najeeb Ghauri, CFO Secretary, Director, Chairman	200,000 (40,000(3))	$8,000	436,115/0 (87,223/0 (3))	$305,280.50/0

Number of
			Unexercised	Value of unexercised
			Options/SARs at	in-the-money at fiscal
			fiscal year end (##)	year end
	Shares Acquired on		Exercisable (2) /	($)Exercisable (2) /
Name	Exercise (#)	Value Realized (1) ($)	Unexercisable	Unexercisable

Salim Ghauri, President, Director	211,112 (42,222 (3))	$8,445	388,888 (77,778/0(3))	$272,221.60/0

Naeem Ghauri, CEO, Director	328,332 (65,666 (3))	$13,133	321,668/0 (64,334/0(3))	$225,167.60/0

(1)	The closing price of the stock at the June 30, 2003, Fiscal Year End was $0.74.

(2)	All options are currently exercisable.

(3)	The number of shares adjusted post 5-1 reverse split.

COMPENSATION OF DIRECTORS; THE 2003 STOCK OPTION PLAN

The Company may reimburse each director for out-of-pocket expenses incurred in connection with their attendance at meetings or their position as a director. In addition, the Company compensates each director for their time and efforts extended to the Company by granting 10,000 shares of Rule 144 stock; a stipend of $750.00 to each non-officer director for each quarterly meeting attended by each of the board members from start to finish of the meeting.

The 2003 Incentive and Nonstatutory Stock Option Plan provides for the grant of stock options to nonemployee directors of the Company without any action on the part of the Board of Directors, upon the terms and conditions set forth in the 2001 Stock Option Plan. The exercise price of such options shall be equal to 100 percent of the fair market value of the Common Stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the 2003 Incentive and Nonstatutory Stock Option Plan.

EMPLOYMENT AGREEMENTS

Effective April 22, 2002, the Company entered into an employment agreement with Najeeb Ghauri as Chief Financial Officer and Corporate Secretary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either the Company or Mr. Ghauri. The agreement provides for a yearly salary of $125,000. The salary is to increase to $150,000 per year at the time the Company reaches profitability for a full fiscal year. The agreement also provides for such additional compensation as the Board of Directors of the Company determines is proper in recognition of Mr. Ghauri’s contributions and services to the Company. In addition, the agreement provides for option grants under the Company’s employee stock option plan as follows (grant date of April 2002 for all 500,000 options, 25% vesting beginning of each quarter). Further, 200,000 additional options to be granted upon the Company’s achievement of $9,500,000 in revenues and $50,000 EBITDA for the calendar year 2002.

Effective April 22, 2002, the Company entered into an employment agreement with Salim Ghauri as the President of the Company and Chief Executive Officer of the Company’s Pakistan subsidiary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either the Company or Mr. Ghauri. The agreement provides for a yearly salary of $125,000. The salary is to increase to $150,000 per year at the time the Company reaches profitability for a full fiscal year. The agreement also provides for such additional compensation as the Board of Directors of the Company determines is proper in recognition of Mr. Ghauri’s contributions and services to the Company. In addition, the agreement provides for option grants under the Company’s employee stock option plan as follows (grant date of April 2002 for all 500,000 options, 25% vesting beginning of each quarter). Further, 200,000 additional options to be granted upon the Company’s achievement of $9,500,000 in revenues and $50,000 EBITDA for the calendar year 2002.

Effective April 22, 2002, the Company entered into an employment agreement with Naeem Ghauri as Chief Executive Officer of the Company, and as Chief Executive Officer of NetSol USA. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either the Company or Mr. Ghauri. The agreement provides for a yearly salary of $125,000. The agreement also provides for such additional compensation as the Board of Directors of the Company determines is proper in recognition of Mr. Ghauri’s contributions and services to the Company. In addition, the agreement provides for option grants under the Company’s employee stock option plan as follows (grant date of April 2002 for all 500,000 options, 25% vesting beginning of quarter). Further, 200,000 additional options to be granted upon the Company’s achievement of $9,500,000 in revenues and $50,000 EBITDA for the calendar year 2002.

All of the above agreements provide for certain Company-paid benefits such as employee benefit plans and medical care plans at such times as the Company may adopt them. The agreements also provide for reimbursement of reasonable business-related expenses and for two weeks of paid vacation. The agreements also provide for certain covenants concerning non-competition, non-disclosure, indemnity and assignment of intellectual property rights.

COMPENSATION OF DIRECTORS

  Upon the full completion of each his term, each director will receive 10,000 shares of Rule 144 stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, its only class of outstanding voting securities as of January 5, 2004, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

		Percentage
Name and	Number of	Beneficially
Address	Shares(1)(2)	owned

Najeeb Ghauri (3)	537,850	6.86%
Naeem Ghauri (3)	331,090	4.23%
Irfan Mustafa (3)	108,703	1.39%
Salim Ghauri (3)	469,916	6.00%
Jim Moody (3)	2,000	*
Eugen Beckert (3)	34,000	*
Shahid Javed Burki	35,000	*
Shabir Randeree (3)(5)	470,000	6.00%
Mark Caton(3)	106,000	1.35%

All officers and directors as a group (nine persons)	2,094,559	26.75%

*     Less than one percent

(1)  Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2)  Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of January 5, 2004 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)  Address c/o NetSol Technologies, Inc. at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

(4)  As managing director of DCD Holdings Ltd.

(5)  Mark Caton was granted options to purchase 40,000 shares of common stock of NetSol under our 2002 Nonstatutory and Incentive Stock Option Plan, in July 2003. The terms of his grant permit him to acquire up to 20,000 shares at the exercise price of $3.00 per share and 20,000 shares at the exercise price of $5.00 per share.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

In February 2003, DCD Holdings, Ltd. signed a $2 million investment agreement with NetSol and is one of NetSol’s largest Investors. Shabir Randeree, managing director of DCD Holdings was appointed director of NetSol in 2003, filling a vacancy on the board. A subsidiary of DCD Holdings, DCD Trade Services Ltd., has recently provided a $1 million revolving line of credit to support and launch new customer projects requiring initial investment. In November 2003, DCD Holdings, Ltd., exercised warrants for 200,000 shares of our common stock for $350,000 or $1.75 per share.

Management believes that the terms of these transactions are no less favorable to us than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

(Proposal No. Two)

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL
2003-2004

       The Audit Committee along with the Board of Directors have appointed Kabani & Company, Inc. Inc. (“Kabani”) as independent auditors of the Company with respect to its operations for fiscal year 2003-2004, and has further directed that management submit such appointment for ratification by the holders of the Common Stock at the annual meeting of Stockholders. In taking this action, the members of the Audit Committee along with Board considered carefully Kabani’s reputation in providing accounting services to other public and private companies in the software and retail industries, its independence with respect to the services to be performed, its general reputation for adherence to professional auditing standards and the performance of Kabani during the audit of the Company’s consolidated financial statements for fiscal 2002.

       Stockholder ratification of the selection of Kabani as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. The Board, however, is submitting the selection of Kabani to the stockholders for ratification as a matter of good corporate practice. Therefore, there will be present at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Kabani is not ratified, the Board of Directors will consider the matter of the appointment of independent public accountants.

Audit Fees

      Kabani & Co. audited the Company’s financial statements for the fiscal year ended June 30, 2003. The aggregate fees billed by Kabani & Co. for the 2003 annual audit was $34,500. The Company’s previous auditor, Stonefield Josephson, conducted the audit of the financial statements for the fiscal year 2002. The aggregate fees billed by Stonefield Josephson was $93,914.45.

Audit Related Fees

      The aggregate fees billed by Kabani & Co. during fiscal 2003 including assurance and related audit services not covered in the preceding paragraph was $29,750. These “Audit Related Fees” were primarily for services in connection with the review of quarterly financial statements and the Company’s filing of a Registration Statement on Form SB-2.

Tax Service Fees

      The Company incurred no fees for taxes for fiscal years 2003 and 2002.

All Other Fees

      There were no other fees billed by Kabani & Co. or Stonefield Josephson for services rendered to NetSol during the fiscal years ended June 30, 2003 and 2002, other than as described above.

Pre-Approval Procedures

      The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i)	Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

(ii)	Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and

(iii)	Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

      Any approval required under the policy must be given by the Audit Committee, by the Chairman of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

      The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

       The affirmative vote of holders of a majority of the aggregate voting power of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker nonvotes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

       THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2004.

(Proposal No. Three)

PROPOSED ADOPTION OF THE 2003 STOCK OPTION AND AWARD PLAN

  At the Annual Meeting there will be submitted to stockholders a proposal to adopt the 2003 Stock Option and Award Plan (the “2003 Plan”). The Board of Directors unanimously approved the adoption of the 2003 Plan on December 6, 2003. Adoption of the 2003 Plan is subject to the approval of a majority of the shares of the Company’s common stock, which are present in person or by proxy and entitled to vote at the Annual Meeting. The following summary of the principal features of the amendments to the Plan is qualified in its entirety by the full text of the Plan, a copy of which may be obtained by contacting the Company directly or from the Internet at WWW.SEC.GOV from the SEC’s Edgar database under the Company’s DEF14A submission.

Purpose

     The 2003 Plan is intended to increase incentive and to encourage stock ownership on the part of (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates (“consultants”), and (3) directors of the Company who are employees of neither the Company nor any affiliate (“nonemployee directors”). The 2003 Plan also is intended to further the growth and profitability of the Company.

General

     The 2003 Plan permits the granting of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares (collectively, “Awards”) to eligible participants. The total number of shares of the Company’s common stock available for Awards to be granted under the 2003 Plan will consist of the 2,000,000 shares. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will be available again for grants of Awards.

Administration of the 2003 Plan

     The 2003 Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) along with the management. Subject to the terms of the 2003 Plan, the Committee has the discretion to determine the key employees and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 2003 Plan. The Committee also is responsible for making adjustments in Awards, the shares available for Awards, and the numerical limitations for Awards (including as to nonemployee directors) to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to a separate committee appointed by the Committee, but only the Committee can make Awards to participants who are executive officers of the Company. The Board of Directors may amend or terminate the 2003 Plan at any time and for any reason, but as required under Rule 16b-3, certain material amendments to the 2003 Plan must be approved by stockholders.

Eligibility to Receive Awards

     Employees and consultants of the Company and its affiliates (i.e., any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The Company and its affiliates currently have approximately 245 employees. The actual number of employees and consultants who will receive Awards under the 2003 Plan cannot be determined because eligibility for participation in the Plan is in the discretion of the Committee. The 2003 Plan also permits nonemployee directors to elect to receive all or part of their annual retainer in shares of the Company’s common stock, and provides for the automatic grant of stock options to nonemployee directors. Nonemployee directors are not eligible for any of the other Awards available under the 2003 Plan.

Options

     The Committee may grant nonqualified stock options and/or incentive stock options (which are entitled to favorable tax treatment). The number of shares covered by each option will be determined by the Committee. The price of the shares of the Company’s common stock subject to each option is set by the Committee. In addition, the exercise price of an incentive stock option must be at least 100% of fair market value on the grant date (110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

     The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares of the Company’s common stock already owned by the participant, or by any other means, which the Committee determines to be consistent with the Plan’s purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise. If the exercise price of an option is paid in shares, the Committee may provide that the participant will receive a new option covering a number of shares equal to the number of shares tendered to exercise the previously granted option (including shares used for tax withholding). The terms and conditions of the new option generally will be similar to the terms and conditions applicable to the exercised option, except that the new option will have an exercise price determined on the date of its grant.

     Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally may not expire later than 10 years after the date of grant.

Restricted Stock Awards

     Restricted stock awards are shares of the Company’s common stock, which vest in accordance with terms established by the Committee in its discretion. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant’s specific responsibilities.

Nonemployee Director Options and Stock

  All options granted to nonemployee directors normally will expire ten years after the date of grant. If a director terminates service on the Board prior to an option’s normal expiration date, an option may terminate sooner than its normal expiration date, depending upon the reason for the termination. An option will terminate thirty days after termination of service for any reason other than death, disability or retirement (but not later than the original maximum term of the option).

Nontransferability of Options

     Awards granted under the 2003 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Grant of Awards under 2003 Plan

     At this time, NetSol does not have any current plans, proposals or arrangements to grant any awards of options written or otherwise under the 2003 Employee Stock Option Plan.

Required Vote

          The adoption of the 2003 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2003 STOCK OPTION AND AWARD PLAN.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004

          The Rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company’s 2004 annual meeting of stockholders is expected to be held on or about February 15, 2005 and proxy materials in connection with that meeting are expected to be mailed on or about January 2, 2004. The Company must receive stockholder proposals prepared in accordance with the proxy rules between December 12, 2004 and January 1, 2005.

          FILINGS UNDER SECTION 16(A)

          Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons holding ten percent or more of a registered class of the Company’s equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

          Based solely upon a review of the copies of the forms furnished to the Company and written representations of the Company’s directors and executive officers, the Company believes that the filings required and applicable to its officers, directors and ten-percent beneficial owners were complied with during fiscal 2003.

Voting Procedures

Tabulation of the Votes: The votes cast by proxy will be tabulated by American Stock Transfer & Trust Company.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

Auditors

Representatives of Kabani & Company, Inc., independent accountants for the Company for fiscal 2003 and the current fiscal year will be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Other Matters

     The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

     It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date and mail your Proxy in the enclosed envelope as promptly as possible.

     A copy of NetSol Technologies, Inc.’s Annual Report on Form 10-KSB for the year ended June 30, 2003, which has been filed with the SEC pursuant to the Exchange Act, as well as a copy of the 2003 Employee Stock Option Plan may be obtained without charge upon written request to Najeeb Ghauri, NetSol Chief Financial Officer of NetSol Technologies, Inc., 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 or from the Internet at WWW.SEC.GOV from the SEC’s Edgar database.

Dated: Calabasas, California, December 31, 2003

BY ORDER OF THE BOARD OF DIRECTORS

Salim Ghauri
President

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Naeem Ghauri, with full power of substitution, as his or her Proxy to represent and vote, as designated below, all of the shares of the Common Stock of NetSol Technologies, Inc., registered in the name of the undersigned on January 15, 2004 with the powers the undersigned would possess if personally present at the 2003 Annual Meeting of Stockholders to be held at the 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 at 10:00 A.M. local time, on March 12, 2004 and at any adjournment thereof, hereby revoking any proxy or proxies previously given.

     1.   ELECTION OF DIRECTORS:

FOR all nominees listed below / / WITHHOLD AUTHORITY / /
(except as marked to the contrary to vote for all below)

(To WITHHOLD authority to vote for any individual nominee strike a line through the nominee’s name below)

Najeeb Ghauri Shahid Burki	Naeem Ghauri Shabir Randeree	Salim Ghauri Eugen Beckert	Jim Moody Irfan Mustafa

/ / For	/ / Against	/ / Abstain

2.	Proposal to ratify the appointment of Kabani & Company, Inc. as the Company’s independent auditors for fiscal 2004.

/ / For	/ / Against	/ / Abstain

3.        Proposal to ratify the 2003 Employee Stock Option Plan.

/ / For	/ / Against	/ / Abstain

     Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND, “FOR” PROPOSAL #2 and #3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING

Dated: , 2004

(Signature)

(Second signature)

PLEASE DATE AND SIGN ABOVE exactly as your name appears on your Stock Certificate, indicating where appropriate, official position or representative capacity.